                                                                    Exhibit 99.1

     The following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2002 gives effect to the acquisition by MKS Instruments, Inc. ("MKS") of the ENI business of Emerson Electric Co. ("ENI") as if the acquisition had occurred on January 1, 2002 and combines ENI's statement of operations for the one month ended January 31, 2002 with that of MKS' consolidated statement of operations for the year ended December 31, 2002.

     The following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2002 is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future results of operations. This unaudited pro forma combined consolidated statement of operations is based upon the respective historical financial statements of MKS and the ENI business, as adjusted, and does not incorporate, nor does it assume, any benefits from cost savings or synergies of operations of the combined company.


                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS


                                                                    Historical                           Pro Forma
                                                                    ----------                           ---------
                                                                             One Month
                                                             Year ended        Ended                     Year ended
                                                            December 31,    January 31,                 December 31,
                                                                2002           2002                         2002
                                                            ------------    -----------                 ------------
                                                                 MKS            ENI       Adjustments     Combined
                                                                 ---            ---       -----------     --------
                                                                      (in thousands, except per share data)
Net sales...............................................      $314,773         $3,010       $     -        $317,783
Cost of sales...........................................       208,978          2,459             -         211,437
                                                              --------         ------       -------        --------
  Gross profit..........................................       105,795            551             -         106,346

Research and development................................        45,999          1,016             -          47,015
Selling, general and administrative.....................        77,830            925             -          78,755
Amortization of goodwill and acquired intangibles.......        13,897              -           644  A       14,541
Restructuring and asset impairment charge...............         2,726              -             -           2,726
Purchase of in-process technology.......................         8,390              -             -           8,390
                                                              --------         ------       -------        --------
  Loss from operations..................................       (43,047)        (1,390)         (644)        (45,081)

Interest income (expense), net..........................         1,450            107             -           1,557
Income from litigation settlement.......................         4,200              -             -           4,200
Other income (expense), net.............................        (4,121)             6             -          (4,115)
                                                              --------         ------       -------        --------
Loss before income taxes................................       (41,518)        (1,277)         (644)        (43,439)

Provision for income taxes (benefit)....................        (1,981)          (400)          400  B       (1,981)
                                                                ------         ------       -------        --------
Net loss................................................      $(39,537)        $ (877)      $(1,044)       $(41,458)
                                                              ========         ======       =======        ========


Net loss per share:
  Basic.................................................      $  (0.79)                                    $  (0.81)
  Diluted...............................................      $  (0.79)                                    $  (0.81)
Weighted average common shares outstanding:
  Basic.................................................        50,000                        1,000  C       51,000
  Diluted...............................................        50,000                        1,000  C       51,000


                                                                    Exhibit 99.1

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                              (TABLES IN THOUSANDS)

1.   BASIS OF PRESENTATION

     The historical MKS statement of operations for the year ended December 31, 2002 was derived from MKS' Annual Report on Form 10-K for the year ended December 31, 2002. The historical ENI statement of operations for the month ended January 31, 2002 was derived from unaudited monthly financial statements of the ENI business of Emerson Electric Co.

     On January 31, 2002, MKS completed its acquisition of ENI, a supplier of solid-state RF and DC plasma power supplies, matching networks and instrumentation to the semiconductor and thin-film processing industries. The reasons for the acquisition of ENI were based upon the ability to offer higher value and more integrated application solutions by combining ENI's solid-state power conversion technology with the Company's core competency in plasma and reactive gas solutions. The acquisition has been accounted for under the purchase method of accounting. The purchase price was approximately $266,530,000 and consisted of approximately 12,000,000 shares of MKS common stock valued at approximately $261,264,000 and transaction expenses of approximately $5,266,000. The value of MKS common stock was approximately $21.7720 per share based on the average closing price of MKS' common stock for the five-day period including the date of the announcement of the signing of the merger agreement and the two days preceding and succeeding such date.

     The purchase price was allocated to the assets acquired based upon their estimated fair values and resulted in an allocation of approximately $197,123,000 to goodwill. The results of operations are included in the Company's historical consolidated statement of income as of and since the date of the purchase. The allocation of the purchase price is as follows:

  Current assets..................................................... $ 31,038
  Other assets.......................................................    2,123
  Fixed assets.......................................................   18,882
  Completed technology...............................................   39,600
  Patents............................................................    6,500
  Customer relationships.............................................    2,600
  In-process research and development................................    7,500
  Goodwill...........................................................  197,123
  Other current liabilities..........................................  (13,883)
  Deferred tax liabilities...........................................  (19,480)
  Other long term liabilities........................................   (5,473)
                                                                      --------
                                                                      $266,530
                                                                      ========

     The amounts allocated to acquired intangible assets are being amortized using the straight-line method over their respective estimated useful lives: 6 years for completed technology, 8 years for patents, and 8 years for customer relationships. The total weighted average amortizable life of the acquired intangible assets is 6 years. Approximately $9,700,000 of the goodwill is tax deductible.

     In connection with the acquisition of ENI, the Company obtained an appraisal from an independent appraiser of the fair value of its intangible assets. This appraisal valued purchased in-process research and development ("IPR&D") of various projects for the development of new products and technologies at approximately $7,500,000. Because the technological feasibility of products under development had not been established and no future alternative uses existed, the purchased IPR&D was expensed during the six months ended June 30, 2002. The value of the purchased IPR&D was determined using the income approach, which discounts expected future cash flows from projects under development to their net present value.

                                                                    Exhibit 99.1

2.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments reflect the one month amortization and related tax effect necessary for the unaudited pro forma combined consolidated statement of operations to reflect ENI's results as if they were combined with MKS as of January 1, 2002.

     A. Reflects one month worth of amortization expense related to the acquired intangible assets (completed technology, patents and customer relationships), as if the acquisition occurred on January 1, 2002.

     B. Reflects the elimination of ENI's tax benefit for the month of January to arrive at MKS' actual tax amount for the year ended December 31, 2002, as MKS recorded a full valuation allowance against its deferred tax assets, and it is more likely than not that these deferred tax assets may not be realized.

     C. Represents the weighted average shares outstanding for the month of January for shares issued to Emerson Electric Co.